Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

FTIV and PWP are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined statement of financial condition as of March 31, 2021, combines the unaudited condensed balance sheet of FTIV as of March 31, 2021 with the unaudited condensed consolidated statement of financial condition of PWP OpCo as of March 31, 2021, giving effect to the Business Combination and related adjustments as if they had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited statement of operations of FTIV for the year ended December 31, 2020 with the audited consolidated statement of operations of PWP OpCo for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the unaudited condensed statement of operations of FTIV for the three months ended March 31, 2021 with the unaudited condensed consolidated statement of operations of PWP OpCo for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations give effect to the business combination and related adjustments as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference elsewhere in this Current Report on Form 8-K:

•

The historical unaudited condensed financial statements of FTIV as of and for the three months ended March 31, 2021 and the historical audited financial statements of FTIV as of and for the year ended December 31, 2020; and

•

The historical unaudited condensed consolidated financial statements of PWP OpCo as of and for the three months ended March 31, 2021 and the historical audited consolidated financial statements of PWP OpCo as of and for the year ended December 31, 2020.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the transactions referred to below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent Perella Weinberg Partners’ consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project Perella Weinberg Partners’ consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “FTIV’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “PWP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information incorporated by reference elsewhere in this Current Report on Form 8-K.

Description of the Business Combination

On June 24, 2021, the business combination contemplated by the Business Combination Agreement entered into on December 29, 2020, by and among the Sponsor, PWP OpCo, PWP GP, Professional Partners, and Professionals GP, was completed. Pursuant to the Business Combination Agreement, among other things, (i) FTIV acquired certain partnership interests in PWP OpCo, (ii) PWP OpCo became jointly-owned by the Company, Professional Partners and certain existing partners of PWP OpCo, and (iii) PWP OpCo now serves as the Company’s operating partnership as part of an umbrella limited partnership C-corporation.

Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the Closing:

(i) the Company acquired newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment) as of Closing;

(ii) Professional Partners contributed the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii) the Company issued new shares of Class B-1 common stock and Class B-2 common stock to PWP OpCo, with the Class B-1 common stock being distributed to and owned by Professional Partners and the Class B-2 common stock being distributed to and owned by ILPs, with the number of shares of such common stock to be issued to PWP OpCo equal the number of common units of PWP OpCo that will be held by Professional Partners and ILPs, respectively, following the Closing; and

(iv) the Company repaid certain indebtedness of PWP OpCo and its subsidiaries, and paid certain expenses, and PWP OpCo first redeemed PWP OpCo units held by certain electing ILPs, and second, redeemed PWP OpCo units held by certain Legacy Partners and retained remaining proceeds for general corporate purposes.

Concurrently with the execution of the Business Combination Agreement, the Company also entered into a Subscription Agreement with the PIPE Investors pursuant to, and on the terms and subject to the conditions of, which the PIPE Investors have collectively subscribed for 12.5 million shares of the Company’s Class A common stock for an aggregate purchase price equal to $125 million, including $1.5 million subscribed by entities related to the Sponsor. The PIPE Investment was consummated concurrently with the Closing.

At the Closing, the Company entered into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto. The Tax Receivable Agreement generally provides for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings.

Upon the Closing, the ownership is as follows:

Total Capitalization (in thousands)

Party	Share #	%
FTIV Public Shareholders	23,000	24.7%
Shares held by Sponsor and other holders of founder shares*	7,457	8.0%

Total FTIV	30,457	32.7%
Professional Partners and ILPs**	50,154	53.9%
PIPE	12,500	13.4%

Total shares outstanding at Closing	93,111	100.0%

Class B-1 and B-2 Shares***	50,154

*	Includes 100% of Founders Shares, including those subject to performance targets.

**

The shares attributed to Professional Partners and ILPs represent ownership in the form of PWP OpCo Class A partnership units, which are exchangeable into Perella Weinberg Partners Class A common stock on a one for one basis. As Class B-1 and Class B-2 shares have de minimis economic rights, they have been excluded from the calculations in this table of Class A common stock issued upon exchange of PWP OpCo Units and Class B shares.

***

Class B-1 and Class B-2 shares were issued, with the Class B-1 common stock being owned by Professional Partners and the Class B-2 common stock being owned by certain ILPs. Class B-1 shares carry 10 votes per share and B-2 shares carry 1 vote per share. As these shares have de minimis economic and participating rights, they have been excluded from the calculation of earnings per share.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FTIV, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and PWP will be treated as the accounting acquirer. This determination was primarily based on PWP having a majority of the voting power of the post-combination company, PWP’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of PWP compared to FTIV, and PWP’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which PWP is issuing stock for the net assets of FTIV. The net assets of FTIV will be stated at historical cost, with no goodwill or other intangible assets recorded.

The Business Combination was structured such that, among other things, FTIV acquired a minority partnership interest in PWP OpCo, Professional Partners and certain investor limited partners of PWP OpCo together acquired a majority voting interest in Perella Weinberg Partners and PWP OpCo, following the Closing, serves as the operating partnership as part of an umbrella limited partnership C- corporation structure. The portion of the consolidated subsidiaries not owned by Perella Weinberg Partners is based on the shares held by Professional Partners and ILPs as depicted in the Capitalization table above and any balances and related activity will be classified as noncontrolling interests in the consolidated statement of financial condition and net income (loss) attributable to noncontrolling interest in the consolidated statement of operations in accordance with ASC 810, Consolidation.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. FTIV and PWP have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Tax Receivable Agreement

In connection with the Closing, the Company entered into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto that will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of PWP OpCo Class A partnership units by the holders of such PWP OpCo Class A partnership units, the unaudited pro forma condensed combined financial information reflects a deferred tax asset and related Tax Receivable Agreement liability of approximately $14.1 million and $12.1 million respectively, for the exchanges pursuant to the Business Combination Agreement, which was 10,905,801 units.

Due to the uncertainty in the amount and timing of any additional future exchanges of PWP OpCo Class A partnership units by the Limited Partners and ILPs, no increases in tax basis in PWP’s assets or other tax benefits that may be realized from such additional future exchanges have been assumed in the unaudited pro forma condensed combined financial information. However, if all of the Limited Partners and ILPs were to exchange their PWP OpCo Class A partnership units, Perella Weinberg Partners would recognize an incremental deferred tax asset relating to such exchanges of approximately $157.9 million and a liability of approximately $134.2 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 25.000%; (iv) the Company will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of PWP OpCo Class A partnership units exchanged by the Limited Partners and ILPs (e.g., as a result of an increase whereby the Limited

Partners and ILPs exchanged 5% of their PWP OpCo Class A partnership units, rather than 0% of their PWP OpCo Class A partnership units), Perella Weinberg Partners’ deferred tax asset would increase by approximately $7.9 million and the related liability would increase by approximately $6.7 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that Perella Weinberg Partners will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of Perella Weinberg Partners Class A common stock at the time of the exchange, and the tax rates then in effect.

Other Events

In connection with the Business Combination and related internal reorganization steps consummated concurrently with the Closing, Professional Partners has implemented a crystallized ownership structure that, among other things, includes a class of partnership units which tracks PWP’s advisory business and allocates increases in value and income/distributions with respect to the advisory business on a pro-rata basis to all holders of such partnership units in accordance with their ownership interests. As part of the Reorganization of Professional Partners, alignment capital units (“ACUs”) and value capital units (“VCUs”), which represent equity awards of Professional Partners, have been granted and equity-based compensation in accordance with ASC 718 will be recorded, which has been reflected in the unaudited pro forma condensed combined financial information. The equity-based compensation related to the ACUs and VCUs will not result in incremental dilution to Perella Weinberg Partners shareholders relative to Professional Partners, as the vesting of ACUs and VCUs will have no impact to Professional Partners’ interest in PWP OpCo. As a result, equity-based compensation related to the ACUs and VCUs has been fully attributed to noncontrolling interest in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect the impact of certain awards expected to be granted to management of Perella Weinberg Partners after completion of the Business Combination as the terms of such awards have not been finalized.

In addition, the unaudited pro forma condensed combined financial information gives effect to the issuance of restricted stock units pursuant to the Transaction Pool Share Reserve and the payment of “monetization equity” interests previously granted to certain US and non-US employees due and contingent upon completion of the business combination.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

As of March 31, 2021

(in thousands)

	FTIV	PWP	Transaction Accounting Adjustments		Pro Forma Combined
Assets	(a)	(b)
Cash and cash equivalents	$824	$197,189	$230,012	(c)	$218,363
			125,000	(d)
			(189,363)	(h)
			(109,167)	(e)
			(35,173)	(f)
			(959)	(g)
Investments held in Trust Account	230,012	—	(230,012)	(c)	—
Restricted Cash	—	1,836	—		1,836
Accounts Receivable, net of allowance	—	62,704	—		62,704
Due from related parties	—	1,570	—		1,570
Fixed assets, net of accumulated depreciation and amortization	—	15,317	—		15,317
Intangible assets, net of accumulated amortization	—	37,287	—		37,287
Goodwill	—	34,383	—		34,383
Prepaid expenses and other assets	278	28,497	(13,313)	(f)	15,462
Right-of-use lease assets	—	49,235	—		49,235
Deferred tax asset	—	1,071	14,140	(i)	15,211

Total assets	$231,114	$429,089	$(208,835)		$451,368

Liabilities and Partners’ Capital / Stockholders’ Equity
Accrued compensation and benefits	$—	$83,708	$—		$83,708
Deferred compensation programs	—	17,244	—		17,244
Accounts payable, deferred revenue, accrued expenses and other liabilities	1,319	32,598	(8,975)	(f)	24,942
Lease liabilities	—	53,897	—		53,897
Warrant liabilities	11,609	—	—		11,609
Debt, net of unamortized debt discounts and issuance costs	—	147,999	(147,999)	(h)	—
Deferred underwriting fee payable	9,800	—	(9,800)	(f)	—
Tax receivable agreement liability	—	—	12,100	(j)	12,100

Total liabilities	22,728	335,446	(154,674)		203,500

Commitments and contingencies
Class A Common stock subject to possible redemption	203,386	—	(203,386)	(k)	—
Common stock, Class A	—	—	2	(k)	4
			1	(d)
			1	(l)
Common stock, Class B	1	—	(1)	(l)	5
			5	(k)
Additional paid-in-capital	5,202	—	124,999	(d)	136,926
			2,040	(o)
			203,379	(k)
			(27,577)	(f)
			(157,488)	(m)
			(203)	(n)
			(109,167)	(e)
			95,741	(p)
Retained earnings / Accumulated deficit	(203)	—	203	(n)	(20,510)
			(19,083)	(h)
			(985)	(f)
			(442)	(g)
Partners’ capital	—	95,741	(95,741)	(p)	—
			41,364	(p)
			(41,364)	(h)
Accumulated other comprehensive loss	—	(2,098)	1,130	(q)	(968)
Noncontrolling interest	—	—	(1,130)	(q)	132,411
			(22,281)	(h)
			(1,149)	(f)
			(517)	(g)
			157,488	(m)

Total partners’ capital / stockholders’ equity	5,000	93,643	149,225		247,868

Total liabilities and partners’ capital / stockholders’ equity	$231,114	$429,089	$(208,835)		$451,368

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	FTIV	PWP	Transaction Accounting Adjustments		Pro Forma Combined
	(aa)	(bb)
Revenues	$—	$518,986	$—		$518,986
Expenses
Compensation and benefits	—	374,332	—		374,332
Equity-based compensation	—	24,815	37,144	(hh)	125,942
			959	(ll)
			63,024	(cc)

Total compensation and benefits	—	399,147	101,127		500,274
Professional fees	—	42,880	2,134	(mm)	45,014
Technology and infrastructure	—	27,281	—		27,281
Rent and occupancy	—	27,958	—		27,958
Travel and related expenses	—	5,725	—		5,725
General, administrative and other expenses	1,025	15,060	—		16,085
Depreciation and amortization	—	15,531	—		15,531

Total expenses	1,025	533,582	103,261		637,868

Operating loss	(1,025)	(14,596)	(103,261)		(118,882)

Related party revenues	—	9,263	—		9,263
Interest income	6	—	(6)	(ii)	—
Change in fair value of warrants	(3,235)	—	—		(3,235)
Transaction costs	(850)	—	—		(850)
Interest expense	—	(15,741)	15,741	(dd)	—
Other income (expense)	—	185	(41,364)	(kk)	(41,179)

Loss before income taxes	(5,104)	(20,889)	(128,890)		(154,883)
Income tax benefit (expense)	—	(3,453)	1,713	(ee)	(1,740)

Net income (loss)	$(5,104)	$(24,342)	$(127,177)		$(156,623)

Less: Net income (loss) attributable to noncontrolling interest			(34,657)	(ff)	(122,496)
			(24,815)	(jj)
			(63,024)	(cc)

Net income (loss) attributable to Perella Weinberg Partners					$(34,127)

Weighted average number of common stock outstanding—Basic:
Class A common stock	23,000,000				44,480,947
Class A and Class B non-redeemable common stock	7,280,219
Weighted average number of common stock outstanding—Diluted:
Class A common stock	23,000,000				94,635,145
Class A and Class B non-redeemable common stock	7,280,219
Net income (loss) per share—Basic
Class A common stock	$—				$(0.77)	(gg)
Class A and Class B non-redeemable common stock	$(0.70)
Net income (loss) per share—Diluted
Class A common stock	$—				$(1.56)	(gg)
Class A and Class B non-redeemable common stock	$(0.70)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

(in thousands, except share and per share amounts)

	FTIV	PWP	Transaction Accounting Adjustments			Pro Forma Combined
	(nn)	(oo)
Revenues	$—	$169,802	$—			$169,802
Expenses
Compensation and benefits	—	109,470	—			$109,470
Equity-based compensation	—	6,157	7,201	(qq	)	$28,856
			15,498	(pp	)

Total compensation and benefits	—	115,627	22,699			138,326
Professional fees	—	5,728	—			5,728
Technology and infrastructure	—	6,956	—			6,956
Rent and occupancy	—	6,702	—			6,702
Travel and related expenses	—	661	—			661
General, administrative and other expenses	859	2,204	—			3,063
Depreciation and amortization	—	3,880	—			3,880

Total expenses	859	141,758	22,699			165,316

Operating income (loss)	(859)	28,044	(22,699)			4,486

Related party revenues	—	2,209				2,209
Interest income	6	—	—			6
Change in fair value of warrants	5,757	—	—			5,757
Transaction costs	—	—	—			—
Interest expense	—	(3,868)	3,868	(uu	)	—
Other income (expense)	—	(1,854)	—			(1,854)

Income (loss) before income taxes	4,904	24,531	(18,831)			10,604
Income tax benefit (expense)	—	(2,024)	(3,842)	(rr	)	(5,866)

Net income (loss)	$4,904	$22,507	$(22,673)			$4,738

Less: Net income (loss) attributable to noncontrolling interest			13,165	(ss	)	(8,490)
			(6,157)	(vv	)
			(15,498)	(pp	)

Net income (loss) attributable to Perella Weinberg Partners						$13,228

Weighted average number of common stock outstanding—Basic:
Class A common stock	23,000,000					46,347,190
Class A and Class B non-redeemable common stock	8,480,000
Weighted average number of common stock outstanding—Diluted:
Class A common stock	23,000,000					98,500,581
Class A and Class B non-redeemable common stock	8,480,000
Net income (loss) per share—Basic
Class A common stock	$—					$0.29	(tt	)
Class A and Class B non-redeemable common stock	$0.58
Net income (loss) per share—Diluted
Class A common stock	$—					$0.01	(tt	)
Class A and Class B non-redeemable common stock	$0.58

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination had been consummated on March 31, 2021, in the case of the unaudited pro forma condensed combined statement of financial condition, and as if the business combination had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of PWP OpCo with the business combination being treated as the equivalent of PWP OpCo issuing stock for the net assets of FTIV, accompanied by a recapitalization.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances. If facts are different than these estimates, then the actual amounts recorded may be different.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined statement of financial condition as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of March 31, 2021

The unaudited pro forma condensed combined statement of financial condition as of March 31, 2021 reflects the following adjustments:

(a)	Represents the FTIV historical unaudited condensed statement of financial condition as of March 31, 2021.

(b)	Represents the PWP OpCo historical unaudited condensed consolidated statement of financial condition as of March 31, 2021.

(c)

Reflects the reclassification of investments held in the trust account of FTIV that become available for transaction consideration, transaction expenses and the operating activities of PWP OpCo in conjunction with the business combination.

(d)	Represents net proceeds from PIPE transaction and issuance of shares of Perella Weinberg Partners Class A common stock to the PIPE Investors, including the Sponsor.

(e)	Represents the pro forma adjustment to record the redemption of equity interests held by certain legacy partners and investment limited partners.

(f)

Represents the pro forma adjustment to record estimated transaction costs totaling $39.5 million for advisory, banking, legal and accounting fees, inclusive of outstanding deferred underwriting costs. Also included in the preliminary estimated transaction costs are $2.1 million of transaction costs that have been allocated to the warrants. Accordingly, such amounts have been expensed and allocated to Accumulated deficit / Noncontrolling interest. As of March 31, 2021, $13.3 million of deferred offering costs were recorded, of which $4.3 million had been paid. Deferred offering costs will be recorded as an offset to equity as a result of the business combination.

(g)	Represents the pro forma adjustment for the cash payment due to certain US and non-US employees related to monetization equity interests due and contingent upon completion of the business combination.

(h)

Represents the pro forma adjustment to record the redemption PWP OpCo’s convertible debt and pay off of the revolving credit facility from the proceeds of the business combination, inclusive of additional amounts due as a result of prepayment.

(i)

Represents the pro forma adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in PWP OpCo, including the deferred tax asset that results from the step-up for tax purposes of certain assets of PWP OpCo. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income. Therefore, the recognition of deferred tax assets, including any valuation allowances, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the business combination.

(j)

Represents the pro forma adjustments to record the tax receivable agreement liability. Upon the completion of the business combination, Perella Weinberg Partners is party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, Perella Weinberg Partners will make payments to the ILPs and Limited Partners in respect of 85% of the net tax benefit to Perella Weinberg Partners of certain tax attributes (calculated using certain assumptions, and subject to the terms of the Tax Receivable Agreement). The payments made will represent additional purchase price. The tax impacts of the transaction were estimated based on the applicable law in effect on March 31, 2021. The amounts to be recorded upon completion of the Business Combination may change due to various factors including, but not limited to, completion of additional analyses and changes in the amounts used to calculate the Tax Receivable Agreement liability based on the actual transaction date.

(k)

Represents the pro forma adjustments to common stock subject to possible redemption to permanent equity based on a par value of $.0001 per share. Perella Weinberg Partners Class B common stock have been issued for nominal consideration.

(l)

Represents the pro forma adjustments to reclassify FTIV Class B common stock, which were converted to Perella Weinberg Partners Class A common stock, inclusive of the adjustment for the surrender of 1,023,333 shares of FTIV Class B by the Sponsor.

(m)

Represents the pro forma adjustments to reclassify a portion of additional paid-in capital to noncontrolling interest based on the aggregate Professional Partners and ILPs as depicted in the Capitalization table above.

(n)	Represents the pro forma adjustments to reclassify the historical accumulated deficit of FTIV to additional paid-in-capital.

(o)	Represents the pro forma adjustment for the net impact to equity resulting from the tax adjustments in (i) and (j) above.

(p)	Represents the pro forma adjustment for the reclassification of partners’ capital to additional paid-in capital.

(q)

Represents the pro forma adjustments for the reclassification of the historical accumulated other comprehensive loss to noncontrolling interest based on the aggregate Professional Partners and ILPs ownership as depicted in the Capitalization table above.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects the following adjustments:

(aa)	Represents the FTIV historical audited statement of operations for the year ended December 31, 2020.

(bb)	Represents the PWP OpCo historical audited consolidated statement of operations for the year ended December 31, 2020.

(cc)

Represents the pro forma adjustment to record the expense related to the ACUs and VCUs that were granted in connection with the internal reorganization as part of the Business Combination and are subject to a three to five-year vesting period. Such amounts have been allocated to noncontrolling interests as the vesting of the ACUs and VCUs do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners).

(dd)	Reflects the pro forma adjustment to interest expense assuming the paydown of all outstanding debt from the proceeds of the business combination as if it occurred on January 1, 2020.

(ee)

Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where the income is estimated to be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(ff)

Represents the pro forma adjustments to adjust noncontrolling interest for the portion of net income (loss) attributable to noncontrolling interest based on the aggregate Professional Partners and ILPs ownership as depicted in the Capitalization table above, adjusted for the vesting of RSUs during the year ended December 31, 2020. Historical equity-based compensation amounts and the expense related to ACUs and VCUs discussed in adjustment (jj) and (cc), respectively, have been allocated to noncontrolling interests as the vesting ACUs and VCUs do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners).

(gg)

Basic net income (loss) per Class A share represents net income (loss) attributable to Perella Weinberg Partners divided by the weighted average number of Class A common stock outstanding for the period. Diluted net income (loss) per Class A share is computed by adjusting net income (loss) attributable to Perella Weinberg Partners and the weighted average number of Class A common stock outstanding to give effect to potentially dilutive securities. Perella Weinberg Partners has excluded the effect of the 7,870,000 warrants as of December 31, 2020 to purchase shares of PWP Class A common stock in the calculation of diluted income (loss) per Class A share, since their inclusion would be anti-dilutive. In addition, PWP OpCo common units may be exchanged for Perella Weinberg Partners Class A common stock on a one-for-one basis.

Weighted average number of Class A common stock outstanding Basic and Diluted for the year ended December 31, 2020 includes 42,957,000 shares that will be outstanding as of the completion of the business combination and 1,523,947 shares related to restricted stock units that will be granted upon completion of the business combination and are subject to a time-based vesting schedule.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma diluted net income (loss) per Class A share:

Diluted net income (loss) per Class A share for the year ended December 31, 2020:
Numerator
Net income (loss) attributable to Perella Weinberg Partners	$(34,127)
Effect of assumed exchange of PWP OpCo common units for Class A common stock	(122,496)
Estimated tax benefit of assumed exchange of PWP OpCo common units for Class A common stock	8,664

Net income (loss) attributable to Perella Weinberg Partners—Diluted	$(147,959)
Denominator
Weighted average number of Class A common stock outstanding—Basic	44,480,947
Assumed exchange of PWP OpCo common units for Class A common stock	50,154,198

Weighted-average shares of Class A common stock outstanding—Diluted	94,635,145

Net income (loss) per Class A share—Diluted	$(1.56)

Net income (loss) per Class B share has not been presented as the shares have de minimis economic and participating rights.

(hh)

Represents the pro forma adjustment to record the expense related to the restricted stock units that will be granted in connection with the business combination. The restricted stock units will be subject to a three to five-year vesting period.

(ii)	Reflects the pro forma adjustment to eliminate the interest income on the Investments held in Trust Account.

(jj)

Represents the pro forma adjustment to allocate the historical equity-based compensation related to Special Limited Partner awards that were granted in October 2018 to noncontrolling interests as the awards do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners). The Special Limited Partner awards were cancelled upon the granting of the VCUs and ACUs and will be accounted for as a modification.

(kk)	Reflects the pro forma adjustment to record the loss on extinguishment of debt due to the prepayment of the outstanding debt in conjunction with the business combination.

(ll)

Reflects the pro forma adjustment to record the compensation associated with the payment of monetization equity interests due to certain US and non-US employees upon completion of the business combination.

(mm)

Represents the pro forma adjustment to record the preliminary estimated transaction costs that are not considered direct and incremental to the business combination and the portion of transaction costs that have been allocated to the warrants.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2021

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 reflects the following adjustments:

(nn)	Represents the FTIV historical unaudited condensed statement of operations for the three months ended March 31, 2021.

(oo)	Represents the PWP OpCo historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2021.

(pp)

Represents the pro forma adjustment to record the expense related to the ACUs and VCUs that were granted in connection with the internal reorganization as part of the Business Combination and are subject to a three to five-year vesting period. Such amounts have been allocated to noncontrolling interests as the vesting of the ACUs and VCUs do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners).

(qq)	Represents the pro forma adjustment to record the expense related to the restricted stock units that will be granted in connection with the business combination.

(rr)

Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the noncontrolling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of our deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(ss)

Represents the pro forma adjustments to adjust noncontrolling interest for the portion of net income (loss) attributable to noncontrolling interest based on the aggregate Professional Partners and ILPs ownership as depicted in the Capitalization table above, adjusted for the vesting of RSUs during the three months ended March 31, 2021. Historical equity-based compensation amounts and the expense related to ACUs and VCUs discussed in adjustment (pp) and (qq), respectively, have been allocated to noncontrolling interests as the vesting ACUs and VCUs do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners).

(tt)

Basic net income (loss) per Class A share represents net income (loss) attributable to Perella Weinberg Partners divided by the weighted average number of Class A common stock outstanding for the period. Diluted net income (loss) per Class A share is computed by adjusting net income (loss) attributable to Perella Weinberg Partners and the weighted average number of Class A common stock outstanding to give effect to potentially dilutive securities. Perella Weinberg Partners has excluded the effect of the 7,870,000 warrants as of March 31, 2021 to purchase shares of PWP Class A common stock in the calculation of diluted income (loss) per Class A share, since their inclusion would be anti-dilutive. In addition, PWP OpCo common units may be exchanged for Perella Weinberg Partners Class A common stock on a one-for-one basis.

Weighted average number of Class A common stock outstanding Basic and Diluted for the three months ended March 31, 2021 includes 42,957,000 shares that will be outstanding as of the completion of the business combination and 3,390,190 shares related to restricted stock units that will be granted following the completion of the business combination and are subject to a time-based vesting schedule.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma diluted net income (loss) per Class A share:

Diluted net income (loss) per Class A share for the three months ended March 31, 2021:
Numerator
Net income (loss) attributable to Perella Weinberg Partners	$13,228
Effect of assumed exchange of PWP OpCo common units for Class A common stock	(8,490)
Estimated tax expense of assumed exchange of PWP OpCo common units for Class A common stock	(3,291)

Net income (loss) attributable to Perella Weinberg Partners—Diluted	$1,447
Denominator
Weighted average number of Class A common stock outstanding—Basic	46,347,190
Assumed exchange of PWP OpCo common units for Class A common stock	50,154,199
Incremental shares for RSUs under the treasury stock method	1,999,192

Weighted-average shares of Class A common stock outstanding—Diluted	98,500,581

Net income (loss) per Class A share—Diluted	$0.01

Net income (loss) per Class B share has not been presented as the shares have de minimis economic and participating rights.

(uu)	Reflects the pro forma adjustment to interest expense assuming the paydown of all outstanding debt from the proceeds of the business combination as if it occurred on January 1, 2020.

(vv)

Represents the pro forma adjustment to allocate the historical equity-based compensation related to Special Limited Partner awards that were granted in October 2018 to noncontrolling interests as the awards do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners). The Special Limited Partner awards were cancelled upon the granting of the VCUs and ACUs and will be accounted for as a modification.